UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 21, 2005

LAIDLAW INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13109	98-0390488
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Shuman Blvd. Suite 400, Naperville, Illinois		60563
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 848-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

On June 21, 2005, Laidlaw International, Inc. issued a press release announcing that $384.4 million principal amount of the outstanding $403.5 million principal amount of its 10.75% Senior Notes due 2011 ("Notes") have been tendered on or prior to the consent deadline of 5:00 pm New York City time on June 20, 2005, pursuant to the previously announced consent solicitation and tender offer for the Notes, representing approximately 95.3% of the outstanding Notes. As a result of the consents and early tenders, Laidlaw International has received the requisite consents to execute a supplemental indenture relating to the Notes that eliminates substantially all of the restrictive covenants included in the indenture under which the Notes were issued.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
99.1 Press Release dated June 21, 2005

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAIDLAW INTERNATIONAL, INC.

June 21, 2005	By:	Jeffrey W. Sanders

Name: Jeffrey W. Sanders
Title: Vice President, Corporate Development and Controller

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 21, 2005